EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

July 23, 2021

Dear Fellow Stockholder:

We are excited to provide you with an important company update regarding Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), and the strategic alternatives process initiated by our board of directors in late 2020, details of which we shared with you in our letter dated March 19, 2021 and investor presentation dated April 29, 2021.

GAHR IV, Griffin-American Healthcare REIT III, Inc. (“GAHR III”), and American Healthcare Investors, LLC (“AHI”) have announced a tri-party transaction which we believe will benefit GAHR IV stockholders by creating an improved portfolio with greater scale and increased operating efficiencies that are expected to generate substantial annual cost savings. We believe the combination will position the combined company well for long-term value creation and liquidity.

Proposed Merger
Following a thorough evaluation of potential strategic alternatives, on June 23, 2021, GAHR IV entered into a definitive merger agreement pursuant to which the company will acquire GAHR III in a tax-free, stock-for-stock transaction that will create a combined company with a gross investment value1 of approximately $4.2 billion in healthcare real estate assets. Upon completion of the merger (the “REIT merger”), the newly combined company, to be renamed American Healthcare REIT, Inc., will be the 11th largest healthcare-focused real estate investment trust globally.2

Additionally, GAHR III entered into a definitive agreement to acquire substantially all of the business and operations of AHI, one of the co-sponsors of both our company and GAHR III, including the external advisors of both REITs. This acquisition (the “AHI Acquisition”) is expected to take place just prior to the completion of the REIT merger, although completion of the AHI Acquisition is not a condition to completing the REIT merger.

The result of these transactions would be the creation of a fully integrated, self-managed company with a large and diverse property portfolio led by an experienced management team. Once the transactions are completed, American Healthcare REIT is expected to benefit from annual operational cost savings of approximately $21 million, which will help support an anticipated annual distribution rate of $0.40 per share for the combined company.3

Potential Liquidity/Listing on a National Stock Exchange
The board of directors and the executive management team believe the proposed REIT merger and AHI acquisition would position the combined company for a successful listing on a national stock exchange by the end of 2022.4 We believe a public listing will provide the opportunity for the combined company to enter its next phase by utilizing the public markets for growth capital while also providing liquidity optionality to stockholders. Of course, a listing on a national stock exchange is subject to the closing of the proposed transactions and market conditions and therefore no assurances can be made that a listing will occur within this timeframe or at all.

Upon completion of these transactions, not only would the combined company be positioned as the 11th largest healthcare-focused REIT globally, but the day we list on a major stock exchange, the company would represent the single largest healthcare REIT listing in the history of the public markets. Management believes that this size and scale will attract significant interest from institutional investors who regularly allocate investment capital into publicly traded REITs.

The proposed transactions are expected to close in the fourth quarter of 2021, subject to certain closing conditions, including the approval of the REIT merger by both GAHR III and GAHR IV stockholders. You will receive additional information regarding this vote in the coming weeks.

We believe this is an exciting prospect for the company and we look toward the future with enthusiasm. As you know, the three founders of AHI are the three largest individual investors in the company, and we stand shoulder-to-shoulder with you.

www.HealthcareREITIV.com

For additional information about the proposed REIT merger, please visit our website at www.healthcarereitiv.com and click on the “Latest News” link to read the press release that details the REIT merger or visit the “Forms & Literature” link to download a comprehensive investor presentation. Additionally, we will be sharing an updated multimedia presentation on our website on Thursday, August 19, 2021, that will provide an overview of the proposed tri-party transaction and address the most commonly asked questions we have received regarding such proposed transaction. We encourage you to stream this virtual presentation at your convenience beginning August 19, 2021.

Thank you for your continued support, and be sure to monitor your mail and email for additional information in the coming weeks. Should you have any questions regarding this exciting news, please contact our Investor Services department at 888-926-2688.

Kind regards,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

(1) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company’s pro-rata ownership.
(2) Based on gross investment value as of March 31, 2021, as provided by KeyBanc Capital Markets.
(3) Distributions to stockholders will be determined by the combined company’s board of directors and are dependent upon a number of factors. There can be no assurance that distributions will be paid at this rate, if at all.
(4) There can be no guarantee that the combined company will effect a listing of its common stock or any other type of liquidity event by the end of 2022 or at all.

ADDITIONAL INFORMATION ABOUT THE MERGER
In connection with the proposed REIT merger, GAHR IV intends to register with the Securities and Exchange Commission (the “SEC”) an effective registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV, and other related documents. The Joint Proxy Statement/Prospectus will contain important information about the REIT merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GAHR III AND GAHR IV WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GAHR III, GAHR IV AND THE PROPOSED REIT MERGER. Investors and stockholders of GAHR III and GAHR IV may obtain free copies of the registration statement, the Joint Proxy Statement/Prospectus and other relevant documents filed by GAHR III and GAHR IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by GAHR III and GAHR IV with the SEC are also available free of charge on GAHR III’s and GAHR IV’s websites at www.healthcarereit3.com and www.healthcarereitiv.com, respectively.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER
GAHR III and GAHR IV, their respective directors and officers, and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed REIT merger. Information regarding GAHR III’s directors and executive officers can be found in GAHR III’s 2020 Annual Report on Form 10-K filed with the SEC on March 25, 2021. Information regarding GAHR IV’s directors and executive officers can be found in GAHR IV’s 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2021. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the REIT merger if and when they become available. These documents are available free of charge on the SEC’s website and from GAHR III or GAHR IV, as applicable, using the sources indicated above.

NO OFFER OR SOLICITATION
This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed REIT merger.

Forward-Looking Statements
This letter contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the REIT merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger or acquisition agreements; the inability of GAHR III or GAHR IV to obtain the approval of the REIT merger from its stockholders or the failure to satisfy the other conditions to completion of the REIT merger; GAHR III’s inability to consummate the acquisition of AHI, its affiliates and/or operations; the ability of the combined company to achieve the expected operational efficiencies and cost savings or to engage in a future listing on a national stock exchange; the ability to use the public markets for growth capital; risks that the board of directors of the combined company will not authorize distributions at the expected rate, or at all; risks related to disruption of management’s attention from the ongoing business operations due to the REIT merger and AHI acquisition; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of GAHR III and GAHR IV and the real estate industries in which they operate, including with respect to occupancy rates, rent deferrals and the financial condition of their respective tenants and operators; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of GAHR III or GAHR IV; and other factors, including those set forth in the Risk Factors section of GAHR III’s and GAHR IV’s most recent Annual Reports on Form 10-K for the year ended December 31, 2020, as updated by GAHR III’s and GAHR IV’s subsequent Quarterly Reports on Form 10-Q for the period ended March 31, 2021, filed with the SEC, and other reports filed by GAHR III and GAHR IV with the SEC, copies of which are available on the SEC’s website, www.sec.gov. GAHR III and GAHR IV undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.